UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 11, 2012, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) held its annual meeting of stockholders at the Core Club, 66 E. 55th Street, New York, New York 10022. The matter submitted to the stockholders for a vote was the election of seven directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

The nominees submitted for election as directors were Jeffrey S. Edison, Michael C. Phillips, William M. Kahane, Leslie T. Chao, Ethan J. Hershman, Ronald K. Kirk, and Paul J. Massey, Jr. The number of votes cast for and votes withheld for each of the director nominees was as follows:

Name	For	Withhold
Jeffrey S. Edison	2,086,614.9	31,030.9
Michael C. Phillips	2,086,614.9	31,030.9
William M. Kahane	2,086,614.9	31,030.9
Leslie T. Chao	2,086,614.9	31,030.9
Ethan J. Hershman	2,086,614.9	31,030.9
Ronald K. Kirk	2,084,614.9	33,030.9
Paul J. Massey, Jr.	2,086,614.9	31,030.9

All of the nominees were elected to serve as directors until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Item 8.01.	Other Events

Unsecured Credit Facility

On July 2, 2012, the Company, through Phillips Edison – ARC Shopping Center Operating Partnership, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into a revolving loan agreement (the “Unsecured Credit Facility”) with KeyBank National Association, an unaffiliated entity, as lender (“KeyBank”), to borrow up to $10.0 million. The Company intends to use the Unsecured Credit Facility to fund the acquisition of grocery-anchored shopping centers and for general working capital purposes. As of July 16, 2012, there is no outstanding balance under the Unsecured Credit Facility.

The Unsecured Credit Facility matures on July 2, 2013. The Company may extend the maturity date to January 2, 2014 upon payment of an extension fee equal to 0.40% of KeyBank’s total commitment under the Unsecured Credit Facility as of the extension date. Amounts outstanding under the Unsecured Credit Facility will bear interest at either (1) the sum of (a) the greater of (x) the prime rate announced by KeyBank from time to time or (y) the federal funds effective rate plus 0.50%, plus (b) 4.50% (the “Base Rate”) or (2) LIBOR plus 5.50% (the “Fixed Rate”). The Company has the option to elect whether advances under the Unsecured Credit Facility will incur interest at either the Base Rate or the Fixed Rate. In addition, the Company will pay an unused facility fee to KeyBank equal 0.20% of the unused portion of the Unsecured Credit Facility.

The Unsecured Credit Facility requires monthly payments of accrued unpaid interest. The Company has the right to prepay any outstanding amount at any time, provided that the Company pays a fixed rate price adjustment to KeyBank for any prepaid amount that accrues interest at the Fixed Rate. The Company has guaranteed the Operating Partnership’s obligations under the Unsecured Credit Facility.

The Unsecured Credit Facility contains customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions, all as set forth in the Unsecured Credit Facility. The Company is currently in compliance with all such covenants.

Press Release

On July 16, 2012, the Company issued a press release announcing its entry into the Unsecured Credit Facility.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated July 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: July 16, 2012	By:	/s/ Mark Addy
Mark Addy
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

Ex. 99.1	Press Release dated July 16, 2012